EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-222758 on Form S-8 of Menlo Therapeutics Inc., of our report dated March 28, 2018, relating to the financial statements, which appear in this Form 10-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
March 28, 2018